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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND REPORT ON SCHEDULE

        We consent to the use in this Registration Statement on Form S-1 of our report dated May 8, 2008 relating to the consolidated financial statements of Noble Environmental Power, LLC appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

        Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of Noble Environmental Power, LLC, listed in Item 16. This financial statement schedule is the responsibility of Noble Environmental Power, LLC's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

/s/ Deloitte & Touche LLP
Hartford, Connecticut
May 8, 2008

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  Exhibit 23.1